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                                                                     EXHIBIT 5.1


                                  PERKINS COIE
             A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
         1201 THIRD AVENUE, 40TH FLOOR, SEATTLE, WASHINGTON 98101-3099
               TELEPHONE:  206 583-8888 FACSIMILE:  206 583-8500

                                  June 2, 1997



Lindal Cedar Homes, Inc.
4300 South 104th Place
Seattle, Washington  98178

         RE:     REGISTRATION STATEMENT ON FORM S-8

Gentlemen and Ladies:

         We have acted as counsel to Lindal Cedar Homes, Inc. (the "Company"), in connection with the Registration Statement on Form S-8 which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to 250,000 shares of common stock, $0.01 par value, of the Company (the "Shares"), which may be issued pursuant to the Lindal Cedar Homes, Inc. 1997 Stock Plan (the "Plan").

         We have examined the Registration Statement and a copy of the Certificate of Incorporation of the Company and any amendments thereto to date, a copy of the Bylaws of the Company, and such resolutions of the Board of Directors of the Company and other documentation as we have deemed necessary for the purpose of this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the Shares that may be issued by the Company pursuant to the Plan, upon the due execution by the Company and registration by its registrar of the Shares and the issuance thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                           Very truly yours,

                                           PERKINS COIE